EXHIBIT 11

                                NTL INCORPORATED

                       CALCULATION OF NET (LOSS) PER SHARE

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

                                                Weighted Average Number of Shares
                                ------------------------------------------------------------------
 Date         Description          Total        Year Ended         Year Ended         Year Ended
Issued        of Issuance       Outstanding     31-Dec-97          31-Dec-96          31-Dec-95
--------------------------------------------------------------------------------------------------
12/31/94      Common Stock      30,180,114         30,180,114         30,180,114        30,180,114
01/01/95      Common Stock              20                 20                 20                20
01/12/95      Common Stock             200                200                200               193
02/02/95      Common Stock           2,075              2,075              2,075             1,887
02/23/95      Common Stock             556                556                556               474
04/04/95      Common Stock           1,333              1,333              1,333               990
06/08/95      Common Stock           2,667              2,667              2,667             1,505
08/04/95      Common Stock             200                200                200                82
08/07/95      Common Stock             417                417                417               167
08/21/95      Common Stock             156                156                156                56
09/05/95      Common Stock          13,333             13,333             13,333             4,274
02/13/96      Common Stock           2,223              2,223              1,956
02/22/96      Common Stock             533                533                456
02/28/96      Common Stock           4,919              4,919              4,126
03/06/96      Common Stock           1,133              1,133                929
03/12/96      Common Stock           5,925              5,925              4,759
03/20/96      Common Stock           3,450              3,450              2,696
03/25/96      Common Stock          75,000             75,000             57,582
04/11/96      Common Stock          10,419             10,419              7,515
04/26/96      Common Stock          25,000             25,000             17,008
05/30/96      Common Stock           1,333              1,333                783
06/13/96      Common Stock         128,793            128,793             70,731
06/14/96      Common Stock         132,000            132,000             72,131
08/29/96      Common Stock       1,415,000          1,415,000            599,249
11/06/96      Common Stock              44                 44                  7
11/25/96      Common Stock           1,112              1,112                109
12/26/96      Common Stock           5,500              5,500                 75
12/27/96      Common Stock           2,000              2,000                 22
12/31/96      Common Stock          50,667             50,667                  0
01/14/97      Common Stock           1,000                962
01/17/97      Common Stock           4,489              4,280
01/21/97      Common Stock          23,332             20,914
02/06/97      Common Stock             223                183
03/26/97      Common Stock           1,500              1,151
05/30/97      Common Stock             900                530
06/20/97      Common Stock           1,001                532
06/25/97      Common Stock           5,334              2,762
07/10/97      Common Stock          17,967              8,565
09/16/97      Common Stock           3,533              1,026
09/26/97      Common Stock          28,666              7,540
10/03/97      Common Stock             200                 49
10/15/97      Common Stock           8,239              1,738
10/16/97      Common Stock           2,250                468
12/10/97      Common Stock             556                 32
12/18/97      Common Stock             719                 26
12/22/97      Common Stock           2,000                 49
12/26/97      Common Stock           2,000                 27
01/08/98      Common Stock          40,137                  0
                                ------------------------------------------------------------------
              Total             32,210,169         32,116,957         31,041,206        30,189,763
                                ==================================================================

Loss before extraordinary item                  ($328,557,000)     ($254,454,000)     ($90,785,000)
Preferred stock dividend                          (11,978,000)                 0                 0
                                                --------------------------------------------------
                                                 (340,535,000)      (254,454,000)      (90,785,000)
Loss from early extinguishment of debt             (4,500,000)                 0                 0
                                                --------------------------------------------------
Loss available to common shareholders           ($345,035,000)     ($254,454,000)     ($90,785,000)
                                                ==================================================

Basic and diluted net (loss) per common share:
(Loss) before extraordinary item                      ($10.60)            ($8.20)           ($3.01)
Extraordinary item                                      (0.14)              0.00              0.00
                                                --------------------------------------------------
Net (loss) per common share                           ($10.74)            ($8.20)           ($3.01)
                                                ==================================================

Note:  Adjusted to give retroactive effect to the 4-for-3 stock split by way of a stock dividend paid on August 11, 1995.
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